UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): December 10, 2007

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52585	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated December 10, 2007 and filed (by the required date) on December 14, 2007 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(Audited)

Independent Auditor’s Report	2
Balance Sheet – December 31, 2006	3
Statement of Cash Flows – Period from April 27, 2006, date of inception to December 31, 2006	4
Notes to the Financial Statements	5

(Unaudited)

Balance Sheet – September 30, 2007	7
Statement of Cash Flows – Nine Months Ended September 30, 2007	8

(b) Pro forma financial information.

The below pro forma financial information pertains to the hotel referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Seven, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007	9
Notes to Pro Forma Condensed Consolidated Balance Sheets	10
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006 and the Nine months ended September 30, 2007	11
Notes to Pro Forma Condensed Consolidated Statements of Operations	12

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

None.

Independent Auditor’s Report

To the Members of

Sunbelt-THA, LLC

Dothan, Alabama

We have audited the accompanying balance sheet of Sunbelt-THA, LLC (the Hotel) as of December 31, 2006, and the related statement of cash flows for the period April 27, 2006, date of inception, to December 31, 2006. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbelt-THA, LLC as of December 31, 2006, and its cash flows for the period April 27, 2006, date of inception, to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen

Richmond, Virginia

December 7, 2007

Sunbelt-THA, LLC

Balance Sheet

December 31, 2006

Assets
Land	$946,383
Construction in progress	518,404
Cash	2,286
Prepaid expenses and other assets	10,581

Total assets	$1,477,654

Liabilities And Members’ Equity
Liabilities:
Due to affiliates	$1,192,883
Accounts payable contractor	284,771

Total liabilities	1,477,654
Commitments (Note 4)
Members’ Equity	—

Total liabilities and members’ equity	$1,477,654

See Notes To Financial Statements.

Sunbelt-THA, LLC

Statement Of Cash Flows

Period From April 27, 2006, date of inception to December 31, 2006

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	$(1,180,016)
Purchase of other non-operating assets	(10,581)

Net cash used in investing activities	(1,190,597)

Cash Flows From Financing Activities
Proceeds from affiliates	1,192,883

Net cash provided by financing activities	1,192,883

Net increase in cash	2,286
Cash:
Beginning	—

Ending	$2,286

Supplemental Schedule Of Noncash Investing And Financing Activities Capital assets purchased included in accounts payable	$284,771

See Notes To Financial Statements.

Sunbelt-THA, LLC

Notes To Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business: The accompanying financial statements present the financial information of the following Hotel property (the Hotel):

Sunbelt-THA, LLC is an Alabama limited liability company which was formed on April 27, 2006, for the purpose of acquiring land, developing a TownPlace Suites by Marriott and operating the hotel under a management agreement with LBAM – Investor Group, LLC (the Manager). The Hotel, located in Huntsville, Alabama became operational in December 2007, when the management agreement became effective and the Hotel commenced operations. There were no revenues earned or costs and expenses incurred for the period from April 27, 2006, date of inception, to December 31, 2006.

A summary of the Hotel’s significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense.

Land and construction in process: Land and construction in process is stated at cost. Property taxes incurred during the construction of the facilities have been capitalized and will be depreciated over the life of the asset, once placed in service.

Valuation of long-lived assets: The Hotel accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Income taxes: No federal or state income taxes are payable by the Hotel, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of Hotel’s profits or losses in their individual tax returns. The tax returns, the status of the Hotel as such for tax purposes, and the amount of allocable Hotel’s income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotel’s status, or in changes to allocable Hotel’s income or loss, the tax liability of the members would be changed accordingly.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sunbelt-THA, LLC

Notes To Financial Statements

Note 2.	Management Agreements

The Hotel is subject to a management agreement with the Manager, which covers an initial term of 10 years expiring December 21, 2016. The agreement provides for payment of management fees calculated as 4% of gross rental revenues and an accounting fee for all agreed-upon accounting services in the amount of $500 per month. The agreement commences upon the Hotel beginning operations.

Note 3.	Related Parties

The managing member of the Hotel is also the President of the Manager. Funds loaned by related parties in the amount of $1,192,883 at December 31, 2006, represent funding for Hotel construction. These loans are unsecured, non-interest bearing demand obligations.

Note 4.	Commitments

Effective September 21, 2006, the Hotel entered into an agreement with Hollis and Spann, Inc. (the Contractor). The agreement is for the construction of the hotel property, and is for a maximum cost of $4,300,000. As of December 31, 2006, the Hotel has paid approximately $204,000 to the Contractor. At December 31, 2006, the Hotel owed the Contractor approximately $285,000 for construction rendered to date. These amounts are included in construction in progress in the accompanying balance sheet. Further payments are due as construction progresses and billings are received.

Note 5.	Subsequent Event

In December 2007, the Hotel was sold to Apple REIT Seven, Inc. for a gross purchase price of approximately $8.9 million.

Sunbelt-THA, LLC

Balance Sheet

(Unaudited)

As of September 30, 2007
Assets
Land	$946,383
Construction in progress	4,040,203
Cash	8,405
Other assets	14,075
Franchise fee	40,000

Total assets	$5,049,066

Liabilities and Members’ Equity
Liabilities:
Construction loan payable	$2,000,000
Due to affiliates	2,857,176
Accounts payable and other liabilities	191,890

Total liabilities	5,049,066
Members’ Equity	—

Total liabilities and members’ equity	$5,049,066

Sunbelt-THA, LLC

Statement of Cash Flows

(Unaudited)

Nine months ended September 30, 2007
Cash Flows From Investing Activities:
Purchase of capital assets, including construction in progress	$(3,614,680)
Franchise fee	(40,000)
Purchase of other non-operating assets	(3,494)

Net cash used by investing activities	(3,658,174)

Cash Flows From Financing Activities:
Construction loan proceeds	2,000,000
Proceeds from affiliates	1,664,293

Net cash provided by financing activities	3,664,293

Net increase in cash	6,119
Cash, beginning of period	2,286

Cash, end of period	$8,405

Supplemental Schedule of Non-cash Investing And Financing Activities:
Capital assets purchased included in accounts payable and other liabilities	$191,890

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 (unaudited) and

Condensed Statements of Operations for the Nine Months ended September 30, 2007 (unaudited)

and Year Ended December 31, 2006 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
TownePlace Suites	San Antonio, TX	$13.8	September 27, 2007
Courtyard	Trussville, AL	9.5	October 4, 2007
TownePlace Suites	Huntsville, AL	8.9	December 10, 2007

	Total	$32.2

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Larry Blumberg & Associates, or by an affiliate of Western International, Inc. under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Seven, Inc. and the historical balance sheets of the hotel properties. The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 2007, nor does it purport to represent the future financial position of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels, as included in this document.

The historical Condensed Statements of Operations of the Company have no adjustments as each of the properties were under construction in 2006 and were owned from their date of opening. The hotels had limited historical operational activity prior to opening.

The Company has made other acquisitions during 2007 which have been disclosed in previously filed Form 8-K's. The hotels acquired, their date of acquisition and date of applicable Form 8-K filing are:

Hotel	Date Acquired	Date of Form 8-K Filing
Highlands Ranch, CO Residence Inn	February 21, 2007	February 27, 2007
Miami, FL Homewood Suites	February 22, 2007	February 27, 2007
Cranford, NJ Homewood Suites	March 7, 2007	March 13, 2007
Mahwah, NJ Homewood Suites	March 7, 2007	March 13, 2007
Highlands Ranch, CO Hilton Garden Inn	March 9, 2007	March 13, 2007
Columbus, GA Fairfield Inn	April 24, 2007	April 26, 2007
Tallahassee, FL Fairfield Inn	April 24, 2007	April 26, 2007
Lakeland, FL Courtyard	April 24, 2007	April 26, 2007
Prattville, AL Courtyard	April 24, 2007	April 26, 2007
Memphis, TN Homewood Suites	May 15, 2007	May 18, 2007
Dothan, AL Fairfield Inn	May 16, 2007	May 18, 2007
San Diego, CA Residence Inn	June 13, 2007	June 19, 2007
Provo, UT Residence Inn	June 13, 2007	June 19, 2007
San Antonio, TX TownePlace Suites	June 29, 2007	July 3, 2007
Alexandria, VA Courtyard	July 13, 2007	July 16, 2007
San Diego, CA Hampton Inn	July 18, 2007	July 20, 2007

Balance Sheet as of September 30, 2007 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet (D)	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$735,480	$19,000	(A)	$754,480
Cash and cash equivalents	201,735	(19,119	)(C)	182,616
Restricted cash—escrow deposits	10,308	—		10,308
Other assets	19,074	119	(B)	19,193

Total Assets	$966,597	$—		$966,597

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Notes payable	$85,197	—		$85,197
Accounts payable, accrued costs and other liabilities	7,359	—		7,359

Total liabilities	92,556	—		92,556

Shareholders’ equity (deficit)	—	—		—
Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	899,216	—		899,216
Retained earnings (deficit)	(25,199)	—		(25,199)

Total shareholders’ equity	874,041	—		874,041

Total liabilities and shareholders’ equity	$966,597	$—		$966,597

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the three properties that have been purchased on or after September 27, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Trussville, AL Courtyard	Huntsville, AL TownePlace Suites	Total Combined
Purchase price per contract	$9,510	$8,927	$18,437
Other closing costs	33	33	66
Other capitalized costs (credits) incurred	64	64	128
Acquisition fee payable to Apple Suites Realty
Group (2% of purchase price per contract)	190	179	369

Investment in hotel properties	9,797	9,203	19,000	(A)

Net other assets/(liabilities) assumed	119	—	119	(B)

Total purchase price	$9,916	$9,203	19,119	(C)

Less: Cash on hand at September 30, 2007 to fund acquisitions			(201,735)

Plus: Working capital requirements			10,000

Cash balances in excess of amount needed to fund hotel acquisitions and working capital requirements (000’s)			$(172,616)

(B)	Represents other assets and liabilities assumed in the acquisition of hotels, including prepaid or accrued property taxes.
(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.
(D)	The San Antonio TownePlace Suites hotel was purchased by the Company on September 27, 2007; no adjustments are necessary to the Company’s historical consolidated balance sheet as of September 30, 2007 for this purchase. The contractual purchase price for the San Antonio hotel was $13.8 million.

For the year ended December 31, 2006 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	Northwest San Antonio, Texas TownePlace Suites by Marriott Hotel (A)	Trussville, AL Courtyard (A)	Huntsville, AL TownePlace Suites (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$18,800	$—	$—	$—	$—		$18,800
Other operating revenue	1,545	—	—	—	—		1,545

Total revenue	20,345	—	—	—	—		20,345

Expenses
Operating expenses	11,610	—	—	—	—		11,610
General and administrative	1,988	—	—	—	—		1,988
Management fees	619	—	—	—	—		619
Taxes, insurance and other	1,472	—	—	—	—		1,472
Depreciation of real estate owned	3,073	—	—	—	—		3,073
Interest, net	(1,855)	—	—	—	—		(1,855)

Total expenses	16,907	—	—	—	—		16,907

Income tax expense	—	—	—	—	—	(C)	—

Net income	$3,438	$—	$—	$—	$—		$3,438

Income per common share:
Basic and diluted	$0.23						$0.23

Basic and diluted weighted average common shares outstanding (000s)	15,152				—		15,152

For the nine months ended September 30, 2007 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	Northwest San Antonio, Texas TownePlace Suites by Marriott Hotel (A)	Trussville, AL Courtyard (A)	Huntsville, AL TownePlace Suites (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$91,299	$2	$—	$—	$(2	)(B)	$91,299
Other operating revenue	6,395	—	—	—	—		6,395

Total revenue	97,694	2	—	—	(2)		97,694

Expenses
Operating expenses	49,861	88	—	—	(88	)(B)	49,861
General and administrative	2,608	3	—	—	(3	)(B)	2,608
Management fees	3,373	—	—	—	—		3,373
Taxes, insurance and other	6,349	1	—	—	(1	)(B)	6,349
Depreciation of real estate owned	11,407	—	—	—	—		11,407

Debt extinguishment costs	1,386						1,386
Interest, net	(1,368)	—	—	—	—		(1,368)

Total expenses	73,616	92	—	—	(92)		73,616

Income tax expense	—	—	—	—	—	(C)	—

Net income (loss)	$24,078	$(90)	$—	$—	$90		$24,078

Income (loss) per common share:
Basic and diluted	$0.38						$0.38

Basic and diluted weighted average common shares outstanding (000s)	63,793				—		63,793

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2006 for the respective periods prior to acquisition by the Company. Each of the three properties acquired were under construction during 2006, and opened during 2007. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: San Antonio, TX TownePlace Suites, opened September 2007; Trussville, AL Courtyard, opened October 2007; and Huntsville, AL TownePlace Suites, opened December 2007.

(B)	Adjustments reflect the September 27, 2007 purchase date by the Company of the San Antonio, TX TownePlace Suites hotel; the results of operation of this hotel for the period from date of acquisition through September 30, 2007 are reflected in the Company's historical Statement of Operations for the nine months ended September 30, 2007.

(C)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

December 20, 2007